OFFICERS' CERTIFICATE OF INDIANA GAS COMPANY, INC.
                      Pursuant to ss. 301 of the Indenture


         We, the undersigned Niel C. Ellerbrook, President and Chief Executive Officer, and Paul T. Baker, Executive Vice President and Chief Operating Officer of Indiana Gas Company, Inc., an Indiana corporation (the "Company"), in accordance with Section 301 of the Indenture by the Company to U.S. Bank Trust National Association (formerly known as First Trust National Association, successor Trustee (the "Trustee")), dated as of February 1, 1991, as supplemented and modified (the "Indenture"), and pursuant to the Pricing Committee Resolutions dated August 13, 1999, do hereby establish a series of debt securities with the following terms and characteristics:

         1. The title of the securities of such series shall be "Medium-Term Notes, Series G" (individually a "Note" and collectively the "Notes");

         2. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, or in exchange for, or in lieu of, other Notes as specified in the Indenture) shall be limited to $100,000,000;

         3. The date or dates on which the principal of a Note shall be payable shall be determined at the time of sale of the Note by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure (attached hereto as Exhibit A) (the "Administrative Procedure") attached as Annex II to the Distribution Agreement, dated August 13, 1999, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided, however, that in no event shall any Note have a term of less than 9 months from its date of issue;

         4. Interest on the Notes shall be payable to the Person or Persons in whose names the Notes are registered at the close of business on the Record Date (as hereinafter defined) for such interest, except as otherwise expressly provided in the form of Fixed Rate Note (as hereinafter defined) attached hereto as Exhibit B and the form of Floating Rate Note (as hereinafter defined) attached hereto as Exhibit C, and hereby authorized and approved;

         5. Any particular Note may bear interest at a fixed rate (a "Fixed Rate Note") or at a floating rate (a "Floating Rate Note") all as determined by the proper officers of the Company as set forth herein.

         (a) There shall be determined by the proper officers of the Company and communicated to the Trustee by Company Order, or by the proper officers of the Company pursuant to the Administrative Procedure, at the time of sale of the Notes or any particular Note as follows:

                  (i) in the case of Fixed Rate Notes, the interest rate or rates applicable to such Fixed Rate Notes and the Authorized Denomination (such term being referred to in the form of Fixed Rate Note attached hereto),

                  (ii) in the case of Floating Rate Notes, the Initial Interest Rate, the Interest Rate Basis or Bases (which shall be the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate or any other Interest Rate Basis or Bases determined at the time of sale of any particular Note), the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Initial Interest Reset Date, the Interest Reset Dates, the Index Maturity, the Spread, if any, the Spread Multiplier, if any, the Interest Category, the Day Count Convention and the Authorized Denomination (each of such terms being referred to in the form of Floating Rate Note attached hereto), and

                  (iii) in the case of Floating Rate Notes with a LIBOR Interest Rate Basis, the Designated LIBOR Currency;

         (b) Interest shall accrue on any Note from and including the Original Issue Date specified in such Note or the most recent date on which interest has been paid or duly provided for and shall be determined as follows;

                  (i) The Interest Payment Dates for the Fixed Rate Notes shall be determined at the time of sale of the Notes by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure, and the Record Date with respect to each such Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business Day), and

                  (ii) The Interest Payment Dates on Floating Rate Notes shall be determined at the time of sale of the Notes by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure, and the Record Date with respect to each such Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business Day); unless otherwise determined at the time of the sale of the Floating Rate Notes by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure, interest on Floating Rate Notes which employ the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate as an applicable Interest Rate Basis shall be computed on the basis of 360 days in a year and interest on Floating Rate Notes which employ the CMT Rate or the Treasury Rate as an applicable Interest Rate Basis shall be computed on the basis of the actual number of days in the year;

         6. The corporate trust office of the Trustee in the City of New York, State of New York shall be the office or agency of the Company at which the principal of and premium, if any, and interest, if any, on the Notes shall be payable, at which Notes may be surrendered for registration of transfer and exchange and at which notices and demands to or upon the Company with respect to the Notes and the Indenture may be served;

         7. Any particular Note shall be redeemable in whole or in part, at the option of the Company as and to the extent determined at the time of sale of any particular Note by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure;

         8. The obligation, if any, of the Company to redeem or purchase any particular Note pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof (whether by means of an estate redemption provision or otherwise) and the period or periods within which, the price or prices at which, and the terms and conditions upon which, any particular Note shall be redeemed or purchased, in whole or in part, pursuant to such obligation shall be determined at the time of sale of any particular Note by the proper officers of the Company and communicated to the Trustee by Company Order, or determined by the proper officers of the Company pursuant to the Administrative Procedure;

         9. The Notes may be issued in whole or in part in global form and the depositary for Notes issued in global form shall be The Depository Trust Company; interests in Notes issued in global form may not be exchanged, in whole or in part, for the individual securities represented thereby, except that (a) if the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed within 60 days, (b) if the Company delivers to the trustee a Company Order to the effect that the global notes shall be exchangeable, or (c) if a default or event of default has occurred and is continuing with respect to the Notes, the Company will issue individual certificated notes in exchange for global notes;

         10. The Company reserves the right to make, by one or more Officers' Certificates supplemental to this Officers' Certificate, any additional covenants of the Company for the benefit of the Holders of the Notes, any additional Events of Default with respect to all of the Notes or any other or additional provisions with respect to the Notes;

         11. No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

         12. In the case of any Fixed Rate Note, if any Interest Payment Date, or Maturity Date (as defined in the form of Fixed Rate Note attached hereto) shall not be a Business Day (as defined in the form of Fixed Rate Note attached hereto), payment of amounts due thereon on such date may be made on the next succeeding Business Day as if such payment were made on the date such payment were due and no interest shall accrue on such amounts for the period from and after such Interest Payment Date or Maturity Date, as the case may be, to such Business Day; in the case of any Floating Rate Note, if any Interest Payment Date (as specified in such Floating Rate Note) shall not be a Business Day (as defined in the form of Floating Rate Note attached hereto), payment of the amounts due thereon on such date may be made on the next succeeding Business Day (as defined in the form of Floating Rate Note attached hereto) except that, if the Interest Rate Basis specified in such Floating Rate Note is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day (as defined in the form of Floating Rate Note attached hereto). If the Maturity Date (as defined in the form of Floating Rate Note) of a Floating Rate Note is not a Business Day, payments of principal, premium, if any, and/or interest due on such Floating Rate Note may be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Maturity Date, to such next succeeding Business Day;

         13.  The Notes  shall be  substantially  in the forms of the Fixed Rate
Note and the Floating Rate Note attached hereto and hereby authorized and approved and shall have such further terms as set forth in the Notes (including any addenda thereto).

         Capitalized terms used herein and not defined herein have the meaning specified in the Indenture.

                            [signature page follows]

         IN WITNESS WHEREOF, we have hereunto signed our names as of the 13th day of August, 1999.




                                         /s/ Niel C. Ellerbrook
                                         Niel C. Ellerbrook
                                         President and Chief Executive Officer



                                         /s/ Paul T. Baker
                                         Paul T. Baker
                                         Executive Vice President and
                                           Chief Operating Officer

                                                                       EXHIBIT A

                                                                        ANNEX II

                            INDIANA GAS COMPANY, INC.
                            Administrative Procedure


         This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated ________________, 1999 (the "Distribution Agreement"), between Indiana Gas Company, Inc. (the "Company") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Agent"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture.

         The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by the Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by the Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. The Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the "Purchasing Agent."

         The Company will advise the Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

         Each Security will be issued only in fully registered form and will be represented by either a global security (a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Security") or a certificate issued in definitive form (a "Certificated Security") delivered to a person designated by the Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture.

         Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

           PART 1: ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

         In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of January 31, 1991 (the "Certificate Agreement"), and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

Posting Rates by the Company:

         The Company and the Agent will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by the Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agent to suspend solicitation of offers until the new posted rates have been established with the Agent.

Acceptance of Offers by the Company:

         The Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. The Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. The Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

         The Company will promptly notify the Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and by telephone and in writing to the Trustee.

Communication  of Sale  Information  to the  Company  by  Agent  and  Settlement
Procedures:

         A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

         (1)      Principal Amount of Book-Entry Securities to be purchased;

         (2)      Type of Interest Rate;

         (3) If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

         (4)      Trade Date;

         (5)      Settlement Date;

         (6)      Maturity Date;

         (7)      Indexed  Currency,   the  Base  Rate  and  the  Exchange  Rate
                  Determination Date, if applicable;

         (8)      Issue Price;

         (9) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

         (10)     Net Proceeds to the Company;

         (11) If a redeemable Book-Entry Security, such of the following as are applicable:

                  (i)      Initial Redemption Date,

                  (ii)     Initial Redemption Percentage (% of par), and

                  (iii) Annual Redemption Percentage Reduction (% of Par) that the Redemption Price shall decline (but not below par) on each anniversary of the Initial Redemption Date;

         (12) If a Floating Rate Book-Entry Security, such of the following as are applicable:

                  (i)      Interest Rate Basis,

                           (a) If LIBOR, the designated LIBOR Page and Designated LIBOR Currency,

                           (b) If CMT Rate, the Designated CMT Telerate Page and Designated CMT Maturity Index,

                  (ii)     Index Maturity,

                  (iii)    Spread and/or Spread Multiplier,

                  (iv)     Maximum Rate,

                  (v)      Minimum Rate,

                  (vi)     Initial Interest Rate,

                  (vii)    Interest Reset Dates,

                  (viii)   Calculation Dates,

                  (ix)     Interest Determination Dates,

                  (x)      Interest Payment Dates,

                  (xi)     Regular Record Dates, and

                  (xii)    Calculation Agent;

         (13)     If a repayable  Book-Entry  Security,  the Optional  Repayment
                  Date(s);

         (14) Name, address and taxpayer identification number of the registered owner(s);

         (15)     Denomination of certificates to be delivered at settlement;

         (16)     Book-Entry Security or Certificated Security; and

         (17)     Selling Agent or Purchasing Agent.

         B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

         C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor's Corporation:

         (1)      The applicable Sale Information;

         (2)      CUSIP  number  of  the  Global  Security   representing   such
                  Book-Entry Security;

         (3)      Whether  such  Global   Security  will   represent  any  other
                  Book-Entry Security (to the extent known at such time);

         (4 Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

         (5)      The interest payment period; and

         (6) Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary's purposes (or, in the case of Floating Rate Securities which reset daily or weekly, the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Securities, the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

         D. The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

         E. The Depositary will credit such Book-Entry Security to the Trustee's participant account at the Depositary.

         F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

         G. Such Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent's participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

         H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

         I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at National City Bank Indiana, Indianapolis, Indiana, or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

         J. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

         K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

         L. The Depositary will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement:

         If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date (as defined below), or if the Company and the purchaser agree to settlement on the Business Day following the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

         The  Selling  Agent  will  deliver  to the  purchaser  of a  Book-Entry
Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Security.

Date of Settlement:

         The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the "Trade Date") will be settled on a date (the "Settlement Date") which is the third Business Day after the Trade Date pursuant to the "Settlement Procedure Timetable" set forth below, unless the Company and the purchaser agree to settlement on another Business Day which shall be no earlier than the next Business Day after the Trade Date.

Settlement Procedure Timetable:

         For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the third Business Day after the Trade Date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:



Settlement                           Time
Procedure
A           5:00 p.m.        on the Business Day following the Trade Date or 10:00 a.m. on the
                             Business Day prior to the Settlement Date, whichever is earlier
B           12:00 noon       on the second Business Day immediately preceding the Settlement Date
C           2:00 p.m.        on the second Business Day immediately preceding the Settlement Date
D           9:00 a.m.        on the Settlement Date
E           10:00 a.m.       on the Settlement Date
F-G         2:00 p.m.        on the Settlement Date
H           4:45 p.m.        on the Settlement Date
I           5:00 p.m.        on the Settlement Date


         If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

         If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

         If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "canceled", make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with cusip Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

         If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

          PART II: ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

Posting Rates by Company:

         The Company and the Agent will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by the Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agent to suspend solicitation of offers until the new posted rates have been established with the Agent.


Acceptance of Offers by Company:

         The Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. The Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. The Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

         The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase
Certificated Securities. If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Company by Agent:

         After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

         1.       Principal Amount of Certificated Securities to be purchased;

         2.       Type of Interest Rate;

         3. If a Fixed Rate Certificated Security, the interest rate and initial interest payment date;

         4.       Trade Date;

         5.       Settlement Date;

         6.       Maturity Date;

         7.       Indexed  Currency,   the  Base  Rate  and  the  Exchange  Rate
                  Determination Date, if applicable;

         8.       Issue Price;

         9. Selling Agent's commission or Purchasing Agent's discount, as the case may be;

         10.      Net Proceeds to the Company;

         11. If a redeemable Certificated Security, such of the following as are applicable:

                  (i)      Initial Redemption Date,

                  (ii)     Initial Redemption Percentage (% of par), and

                  (iii) Annual Redemption Percentage Reduction (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Initial Redemption Date;

         12.      If  a  Floating  Rate  Certificated  Security,   such  of  the
                  following as are applicable:

                  (i)      Interest Rate Basis,

                           (a) If LIBOR, the designated LIBOR Page and Designated LIBOR Currency,

                           (b) If CMT Rate, the Designated CMT Telerate Page and Designated CMT Maturity Index,

                  (ii)     Index Maturity,

                  (iii)    Spread and/or Spread Multiplier,

                  (iv)     Maximum Rate,

                  (v)      Minimum Rate,

                  (vi)     Initial Interest Rate,

                  (vii)    Interest Reset Dates,

                  (viii)   Calculation Dates,

                  (ix)     Interest Determination Dates,

                  (x)      Interest Payment Dates,

                  (xi)     Regular Record Dates, and

                  (xii)    Calculation Agent;

         13.      If a repayable  Certificated  Security, the Optional Repayment
                  Date(s);

         14. Name, address and taxpayer identification number of the registered owner(s);

         15.      Denomination of certificates to be delivered at settlement;

         16.      Book-Entry Security or Certificated Security; and

         17.      Selling Agent or Purchasing Agent.

Preparation of Pricing Supplement by Company:

         If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date, or if the Company and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

         The  Selling  Agent will  deliver to the  purchaser  of a  Certificated
Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.

Date of Settlement:

         All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Company to Trustee for Preparation of Certificated Securities:

         After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

         The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

         The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

         In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent to acquire securities.

         In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent's discount.

Failure of Purchaser to Pay Selling Agent:

         If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee.
Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

         The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

                                                                       EXHIBIT B

                                 [FACE OF NOTE]
[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

REGISTERED                             CUSIP No.:                                 PRINCIPAL AMOUNT:
No. FXR-

----------------------------------------
                            INDIANA GAS COMPANY, INC.

                                MEDIUM-TERM NOTE
                                  (Fixed Rate)

ORIGINAL ISSUE DATE:                    INTEREST RATE:    %                       STATED MATURITY DATE:

INTEREST PAYMENT DATE(S)               [ ] CHECK IF DISCOUNT NOTE
[ ] _______ and ______                               Issue Price: %
[ ] Other:

INITIAL REDEMPTION                     INITIAL REDEMPTION                         ANNUAL REDEMPTION
DATE:                                  PERCENTAGE:    %                           PERCENTAGE
                                                                                  REDUCTION:   %

REPAYABLE AT OPTION OF HOLDER:         OPTIONAL REPAYMENT
                                       DATE(S):

[ ] Yes
[ ] No

AUTHORIZED DENOMINATION:               OTHER/ADDITIONAL PROVISIONS:
[ ] $1,000 and integral
multiples thereof
[ ] Other:

ADDENDUM ATTACHED
[ ] Yes
[ ] No

----------
1 This paragraph applies to global Notes only.


         Indiana Gas Company, Inc., an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay, without relief from valuation and appraisement laws, to , or registered assigns, the Principal Amount of , on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an " Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder (the "Holder") of this Note on the Record Date with respect to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months. The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Note in U.S. Dollars.

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes, as defined on the reverse hereof) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the close of business on any Record Date and, instead, shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

         Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note [(and, with respect to any applicable repayment of this Note, upon delivery of a duly completed election form as contemplated on the reverse hereof)] at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, currently the office of the Trustee located at 100 Wall Street, Suite 2000, New York, New York 10005, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Indiana Gas Company, Inc. has caused this Note to be duly executed by one of its duly authorized officers.

                                               INDIANA GAS COMPANY, INC.


                                            By________________________________
                                              Title:


Dated:                                      ATTEST:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:    By___________________________
                                              Title
This is one of the Debt Securities of
the series designated therein referred                                [SEAL]
to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee
By____________________________
         Authorized Signatory
                                [REVERSE OF NOTE]
                            INDIANA GAS COMPANY, INC.
                                MEDIUM-TERM NOTE
                                  (Fixed Rate)
         This Note is one of a duly authorized series of Debt Securities (the "Debt Securities" ) of the Company issued and to be issued under an Indenture, dated as of February 1, 1991, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust National Association which was formerly known as Bank of America Illinois which was formerly known as Continental Bank, National Association), as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes, Series G, Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

         This Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof or other Authorized Denomination specified on the face hereof.

         This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

         This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S. $1,000 or other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such other minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. The "Redemption Price" shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of the principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S. $1,000 or other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S. $1,000 or such other minimum Authorized Denomination), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the "Repayment Date"). For this Note to be repaid, the Trustee must receive at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date, [in the case of a Certificated Note, such Certificated Note and the form thereon entitled "Option to Elect Repayment" duly completed] [in the case of a Book-Entry Note, instructions to such effect from the applicable Beneficial Owner to the Depositary and forwarded by the Depositary]. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

         If this Note is specified on the face hereof to be a Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount" .

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         If an Event of Default shall occur and be continuing, the principal of the Notes may, and in certain cases shall, be accelerated in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of any series of the Debt Securities at any time by the Company and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the Holders of all such Debt Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein [and herein] 2 set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms and provisions, of Authorized Denominations and for the same aggregate principal amount, will be issued by the Company to the designated transferee or transferees.

-------------
2  This text applies to global Notes only.

         As provided in the Indenture and subject to certain limitations therein [and herein] 3 set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different Authorized Denominations but otherwise having the same terms and provisions, as requested by the Holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.


-------------
3  This text applies to global Notes only.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM        - as tenants in common                UNIF GIFT MIN ACT           -  ________ Custodian ______
TEN ENT        - as tenants by the entireties                                        (Cust)                  (Minor)
JT TEN         - as joint tenants with right of                                  Under Uniform Gifts to Minors Act
               survivorship and not as tenants                                   ______________________
               in common                                                                        (State)

         Additional abbreviations may also be used though not in the above list.


                       ----------------------------------
                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------------




--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

this Note and all rights thereunder hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:


 ------------------------------          ---------------------------------------

 ------------------------------
 ------------------------------          ---------------------------------------

                                    Notice:  The signature(s) on this Assignment
                                    must  correspond with the name(s) as written
                                    upon  the   face  of  this   Note  in  every
                                    particular,     without     alteration    or
                                    enlargement or any change whatsoever.


                           [OPTION TO ELECT REPAYMENT]

[The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at __________
_________.

         (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at ______________________________________, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S. $1,000 or other integral multiple of an Authorized Denomination) (provided that any remaining principal amount shall be at least U.S. $1,000 or such other minimum Authorized Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S. $1,000 or such other minimum Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid:     $
                   -----------------------          ----------------------------

                                    Notice:  The  signature(s) on this Option to
                                    Elect  Repayment  must  correspond  with the
                                    name(s)  as  written  upon  the face of this
                                    Note in every particular, without alteration
                                    or    enlargement    or   any   change
                                    whatsoever.] 4

Dated:
          --------------------------------



--------
4 This text applies to certificated Notes only.

                                                                       EXHIBIT C



                                 [FACE OF NOTE]
[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR 1POSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.] 1

REGISTERED        CUSIP No.:        PRINCIPAL AMOUNT:
No. FLR-
                            INDIANA GAS COMPANY, INC.
                                MEDIUM-TERM NOTE
                                 (Floating Rate)
INTEREST RATE BASIS        ORIGINAL ISSUE DATE:      STATED MATURITY DATE:
OR BASES:

IF LIBOR:                            IF CMT RATE:
[ ]      LIBOR Reuters                 Designated CMT Telerate
         Page:                           Page:
[ ]      LIBOR Telerate                  If Telerate Page 7052:
         Page:                              [ ] Weekly Average

         Designated LIBOR                   [ ] Monthly Average
         Currency:                       Designated CMT Maturity
                                         Index:


INDEX MATURITY:         INITIAL INTEREST RATE:%      INTEREST PAYMENT DATE(S):

SPREAD (PLUS OR         SPREAD MULTIPLIER:           INITIAL INTEREST RESET
MINUS):                                              DATE:



-----------
1 This paragraph applies to global Notes only.

MINIMUM INTEREST RATE:     %  MAXIMUM INTEREST RATE:  % INTEREST RESET DATE(S):

INITIAL REDEMPTION         INITIAL REDEMPTION         ANNUAL REDEMPTION
DATE:                      PERCENTAGE:     %          PERCENTAGE REDUCTION: %

OPTIONAL REPAYMENT         CALCULATION AGENT:         [ ] CHECK IF DISCOUNT NOTE
DATE(S):                                              Issue Price    %


REPAYABLE AT OPTION
OF HOLDER:
[ ] Yes
[ ] No


INTEREST CATEGORY:                      DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note          [ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note           from            to            .
      Fixed Rate Commencement Date:     [ ] Actual/360 for the period
      Fixed Interest Rate:    %             from            to            .
[ ] Inverse Floating Rate Note          [ ] Actual/Actual for the period
      Fixed Interest Rate:    %             from            to            .
                                        Applicable Interest Rate Basis:

AUTHORIZED DENOMINATION:
[ ] $1,000 and integral multiples
    thereof
[ ] Other:


ADDENDUM ATTACHED
[ ] Yes
[ ] No


OTHER/ADDITIONAL PROVISIONS:

         Indiana Gas Company, Inc., an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay, without relief from valuation and appraisement laws, to , or registered assigns, the Principal Amount of , on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof or in an Addendum hereto with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment. The Company will pay interest in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder (the "Holder") of this Note on the Record Date with respect to such second Interest Payment Date. The Company is obligated to make payment of principal, premium, if any, and interest in respect of this
Note in U.S. Dollars.

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes, as defined on the reverse hereof) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the close of business on any Record Date and, instead, shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

         Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note [(and, with respect to any applicable repayment of this Note, upon delivery of a duly completed election form as contemplated on the reverse hereof)] at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, currently the office of the Trustee located at 100 Wall Street, Suite 2000, New York, New York 10005, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office of agency maintained by the Company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after the Date to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that if LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day " means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency (as defined on the reverse hereof)) in London.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions".

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Indiana Gas Company, Inc. has caused this Note to be duly executed by one of its duly authorized officers.

                                                     INDIANA GAS COMPANY, INC.
                                                     By
                                                     Title:
                                                     Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of
the series designated therein referred
to in the within-mentioned Indenture.


U.S. BANK TRUST NATIONAL ASSOCIATION,                      [SEAL]
as Trustee
By
   ---------------------------------
         Authorized Signatory

                                [REVERSE OF NOTE]
                            INDIANA GAS COMPANY, INC.
                                MEDIUM-TERM NOTE
                                 (Floating Rate)
         This Note is one of a duly authorized series of Debt Securities (the "Debt Securities") of the Company issued and to be issued under an Indenture, dated as of February 1, 1991, as amended, modified or supplemented from time to time (the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust National Association which was formerly known as Bank of America Illinois which was formerly known as Continental Bank, National Association), as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Medium-Term Notes, Series G, Due Nine Months or More From Date of Issue" (the "Notes"). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

         This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or other Authorized Denomination specified on the face hereof.

         This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

         This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 or other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such other minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. The "Redemption Price" shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of the principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

         This Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 or other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least U.S.$1,000 or such other minimum Authorized Denomination), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the "Repayment Date"). For this Note to be repaid, the Trustee must receive at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date, [in the case of a Certificated Note, such Certificated Note and the form thereon entitled "Option to Elect Repayment" duly completed] [in the case of a Book-Entry Note, instructions to such effect from the applicable Beneficial Owner to the Depositary and forwarded by the Depositary]. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

         If this Note is specified on the face hereof to be a Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (1) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price and 100% of the principal amount of this Note is referred to herein as the "Discount."

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         The interest rate borne by this Note will be determined as follows:

                  (i) Unless the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note" or an "Inverse
         Floating Rate Note" or the face hereof specifies that either "Other/Additional Provisions" or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a "Regular Floating Rate Note" and, except as set forth below or specified on the face hereof or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

                  (ii) If the Interest Category of this Note is specified on the face hereof as a "Floating Rate/Fixed Rate Note ", then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

                  (iii) If the Interest Category of this Note is specified on the face hereof as an "Inverse Floating Rate Note", then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases
         (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof; provided, however, that, unless otherwise specified on the face hereof or in an Addendum hereto, the interest rate hereon shall not be less than zero. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

         Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

         The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR and the Eleventh District Cost of Funds Rate, which will be calculated on such Interest Determination Date. The "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); and the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the "Interest Determination Date" will be the applicable Interest Reset Date. The " Interest Determination Date" with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, although such auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the "Interest Determination Date " shall be such preceding Friday. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the "Interest Determination Date" pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each
Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         Unless otherwise specified on the face hereof or in an Addendum hereto, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below.

         CD Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a "CD Rate Interest Determination Date") as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity as published in H.15(519) (as defined below) under the heading "CDs (secondary market)", or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity as published in H.15 Daily Update (as hereinafter defined), or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

         "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         CMT Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, or any other page as may replace such page on such service, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, or any other page as may replace such page on such service, the weekly or monthly average, as specified on the face hereof, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not so displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such CMT Rate Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not so provided by 3:00 P.M., New York City time, on the related Calculation Date, then such CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest
Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be calculated by the Calculation Agent based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

         "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified on the face hereof, page 7052.

         "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, 2 years.

         Commercial Paper Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date") as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity as published in H.15(519) under the caption "Commercial Paper-Nonfinancial" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-Nonfinancial." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

   Money Market Yield =               D X 360                  X 100
                       -----------------------------------
                                   360 - (D X M)

         where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date") as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 or any other page as may replace such page on such service ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

         Federal Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date") as the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)", as such rate is displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace such page on such service) ("Telerate Page 120"), or, if such rate does not appear on Telerate page 120 or is not so published by 3:00 P.M., New York City time, on the Calculation Date, the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         LIBOR. If an Interest Rate Basis for this Note is specified on the face hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a "LIBOR Interest Determination Date") in accordance with the following provisions:

         (i) (a) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or (b) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Designated LIBOR Currency having the Index Maturity, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such LIBOR Interest
Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

         (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

         "Designated LIBOR Currency" means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof, United States dollars.

         "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

         "Principal Financial Center" means the capital city of the country to which the Designated LIBOR Currency relates, except, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London, Johannesburg and Zurich, respectively.

         Prime Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a "Prime Rate Interest Determination Date") as the rate on such date as such rate is published in H.15(519) under the caption "Bank Prime Loan" or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan." if such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Screen US PRIME 1 Page for such Prime Rate Interest Determination Date, then the Prime Rate determined as of such Prime Rate Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or such other page as may replace the US PRIME 1 Page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

         Treasury Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page on such service) ("Telerate Page 56") or page 57 (or any other page as may replace such page on such service) ("Telerate Page 57") or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High." If such rate is not so published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in
H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =               D X N                  X 100
                       --------------------------------
                                   360 - (D X M)

         where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, N refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, in each case as specified on the face hereof.

         The "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Int erest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date.

         Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the Applicable Interest Rate Basis specified on the face hereof applied.

         All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all amounts used in or resulting from such calculation on this Note shall be rounded to the nearest cent (with one-half cent being rounded upwards).

         If an Event of Default shall occur and be continuing, the principal of the Notes may be accelerated in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of any series of Debt Securities by the Company and the Trustee (i) with the consent of the Holders of a majority in aggregate principal amount of all Debt Securities at the time outstanding, considered as a class, if such amendment or modification affects all of the series of Debt Securities at the time outstanding, or (ii) with the consent of the Holders of a majority in aggregate principal amount of all series of Debt Securities at the time outstanding specifically affected by such amendment or modification, considered as a class, in case one or more, but less than all, of the series of Debt Securities at the time outstanding are so affected. The Indenture also contains provisions permitting the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the Holders of Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein [and herin] 2 set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms and provisions, of Authorized Denominations and for the same aggregate principal amount, will be issued by the Company to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein [and herein]2 set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different Authorized Denominations but otherwise having the same terms and provisions, as requested by the Holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

--------------
2  This text applies to global Notes only.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common                   UNIF GIFT MIN ACT - ______  Custodian _____
TEN ENT - as tenants by the entireties                               (Cust)           (Minor)
JT TEN -  as joint tenants with right of
                                                             under Uniform Gifts to Minors
          survivorship and not as tenants                    Act_____________________
          in common                                                  (State)


         Additional abbreviations may also be used though not in the above list.

                       ----------------------------------

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
         OTHER
IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------

-------------------------------


--------------------------------------------------------------------------------
         (Please print or typewrite name and address including postal zip code of assignee)

--------------------------------------------------------------------------------
this Note and all rights thereunder hereby irrevocably constituting and appointing

-----------------------------------------------------------------------Attorney
to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:______________                ___________________________________________

                                    ___________________________________________

                                    Notice:  The signature(s) on this Assignment
                                    must  correspond with the name(s) as written
                                    upon  the   face  of  this   Note  in  every
                                    particular,     without     alteration    or
                                    enlargement or any change whatsoever.

                           [OPTION TO ELECT REPAYMENT]

         [The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at _____________________________________________________________________________

________________________________________________________________________________
         (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at _________________________, not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 (or other integral multiple of an Authorized Denomination) (provided that any remaining principal amount shall be at least U.S.$1,000 or the minimum Authorized Denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S.$1,000 or the minimum Authorized Denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount to
be Repaid:  $____________           __________________________________________

                                    Notice:   The  signature(s)  on  Date:  this
                                    Option to Elect  Repayment  must  correspond
Date: ____________________          with the name(s) as written upon the face of
                                    this  Note  in  every  particular,   without
                                    alteration or enlargement or any change whatsoever.]3

--------
3        This text applies to certificated Notes only.